Exhibit 12

CERTIFICATIONS

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 20-F (the “Report”) for the period ended December 31, 2003 of Banco Latinoamericano de Exportaciones, S.A. (the “Company”).

I, Jaime Rivera, Chief Executive Officer of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 25, 2004

By: /s/ Jaime Rivera
       Jaime Rivera

      Chief Executive Officer

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 20-F (the “Report”) for the period ended December 31, 2003 of Banco Latinoamericano de Exportaciones, S.A. (the “Company”).

I, Carlos Yap, the Senior Vice President - Finance of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 25, 2004

By: /s/ Carlos Yap
       Carlos Yap

      Senior Vice President - Finance